UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200-3650 Gilmore Way Burnaby, British Columbia, Canada		V5G 4W8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 484-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events

On June 27, 2017, Xenon Pharmaceuticals Inc. (the “Company”) and its collaboration partner, Teva Pharmaceutical Industries, Ltd. (“Teva”), issued a joint press release announcing results from the Phase 2 clinical trial of topical TV-45070 in patients with post-herpetic neuralgia. The clinical trial was conducted by Teva. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference, except for the information set forth under the headings “About Teva” and “Teva Cautionary Note Regarding Forward-Looking Statements.”

The Company will host a conference call and live audio webcast at 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time) on June 27, 2017 to discuss the topline results from the clinical trial. The live call may be accessed by dialing (855) 779-9075 for domestic callers or (631) 485-4866 for international callers, and providing conference ID number 47072480. The webcast will be broadcast live on the investors section of the Company's website.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenon Pharmaceuticals Inc.

Date: June 27, 2017	By:	/s/ Ian Mortimer
Ian Mortimer
Chief Financial Officer & Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 27, 2017.